SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 29, 2000


                         SIGNAL TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                   000-21770                    04-2758268
(State or Other Jurisdiction       (Commission                (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)



222 ROSEWOOD DRIVE, DANVERS, MA                                      01923
(Address of Principal Executive Offices)                          (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (978) 774-2281

ITEM 5.  OTHER EVENTS

     On August 29, 2000, we consummated our sale of 2,000,000 newly issued shares and an additional 200,000 shares on behalf of certain selling shareholders. The Company has received net proceeds of $34,950,000, after deducting underwriter discounts and commissions and estimated offering expenses payable by the Company. The offering was priced at $18.75 and the underwriters were Needham & Company, Inc., Ferris, Baker Watts Incorporated and Tucker Anthony Capital Markets. We received no proceeds from any shares sold by the selling shareholders. The last reported sales of our common stock on the Nasdaq National Market on September 12, 2000 was $17.00.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SIGNAL TECHNOLOGY CORPORATION




                                       By: \s\ Robert Nelsen
                                          ------------------------
                                          Robert Nelsen
                                          Title:  Corporate Vice President and
                                                  Chief Financial Officer



Date:  September 12, 2000